EXHIBIT 3.6

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENTERPRISE PRODUCTS PARTNERS L.P.

This Certificate of Limited Partnership dated April 9, 1998, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.         Name. The name of the limited partnership is Enterprise Products Partners L.P.

2.         Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street
Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

3.         General Partner. The name and the business, residence, or mailing address of the general partner are:

Enterprise Products GP, LLC
P.O. Box 4324
Houston, Texas 77210-4324

EXECUTED as of the date written first above.

ENTERPRISE PRODUCTS GP, LLC

By:	Enterprise Products Company,
its sole member

By: /s/ Michael R. Johnson
Name: Michael R. Johnson
Title: General Counsel and Secretary